EXHIBIT 99

EMC Insurance Group Inc. Reports 2015 Fourth Quarter
and Year-End Results and 2016 Operating Income
Guidance, and Announces a Presentation by Management
at the 20th Annual NYSSA Insurance Conference

Fourth Quarter Ended December 31, 2015
Operating Income Per Share - $0.65
Net Income Per Share - $0.48
Net Realized Investment Losses Per Share - $0.17
Catastrophe and Storm Losses Per Share - $0.11
Large Losses Per Share - $0.40
GAAP Combined Ratio - 94.1 percent

Year Ended December 31, 2015
Operating Income Per Share - $2.24
Net Income Per Share - $2.43
Net Realized Investment Gains Per Share - $0.19
Catastrophe and Storm Losses Per Share - $1.40
Large Losses Per Share - $1.08
GAAP Combined Ratio - 96.3 percent

2016 Operating Income Guidance - $1.70 to $1.90 per share

DES MOINES, Iowa (February 12, 2016) - EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) today reported operating income of $13.4 million ($0.65 per share) for the fourth quarter ended December 31, 2015, compared to operating income of $15.4 million ($0.76 per share) for the fourth quarter of 20141. For the year ended December 31, 2015, the Company reported operating income of $46.2 million ($2.24 per share), compared to $27.2 million ($1.34 per share) for the same period in 2014.

Net income, including realized investment gains and losses, totaled $9.9 million ($0.48 per share) for the fourth quarter of 2015, compared to $16.2 million ($0.80 per share) for the fourth quarter of 2014. For the year ended December 31, 2015, the Company reported net income of $50.2 million ($2.43 per share), compared to $30.0 million ($1.48 per share) for the same period in 2014.

The Company’s GAAP combined ratio was 94.1 percent in the fourth quarter of 2015, compared to 92.5 percent in the fourth quarter of 2014. For the year ended December 31, 2015, the Company’s GAAP combined ratio was 96.3 percent, compared to 101.9 percent in 2014.

“This is our lowest annual combined ratio since 2006,” stated President and Chief Executive Officer Bruce G. Kelley. “We have strived to improve premium rate adequacy and the quality of our book of business. Seeing positive results from our efforts is satisfying.”

Management is projecting 2016 operating income will be within a range of $1.70 to $1.90 per share. This guidance is based on a projected GAAP combined ratio of 98.7 percent for the year and investment income growth in the low- to mid-single digits. The projected GAAP combined ratio has a load of 9.1 points for catastrophe and storm losses, up from the relatively low 7.8 points experienced in 2015.

Kelley continued, “The 2016 operating income guidance reflects management’s expectations for an increasingly competitive rate environment and a slightly higher level of catastrophe and storm losses. Looking ahead to 2016, it is important to note that both the property and casualty insurance segment and the reinsurance segment have new reinsurance arrangements in place with our parent company, Employers Mutual Casualty Company, which are expected to reduce the volatility of quarterly results caused by excessive catastrophe and storm losses. This should result in more consistent quarterly operating results than in the past.” Final regulatory approval of both intercompany reinsurance programs was received on February 10, 2016.

Premiums earned increased 4.3 percent to $141.1 million for the fourth quarter of 2015, from $135.4 million in 2014. In the property and casualty insurance segment, premiums earned increased 3.9 percent, with the majority of the increase attributable to rate level increases on renewal business and growth in new business in the commercial lines of business. In the reinsurance segment, premiums earned increased 5.6 percent; however, premium adjustments made in the fourth quarters of 2015 and 2014 are impacting this percentage increase. In the fourth quarter of 2015, a negative premium adjustment of $7.2 million reported by the ceding company for the offshore energy and liability proportional account was recorded to reduce the ultimate amount of premiums expected to be earned for underwriting years 2012 through 2014. In the fourth quarter of 2014, an $8.7 million reduction in earned but not reported (EBNR) premiums was recognized on pro rata contracts. Without these adjustments, earned premiums in the reinsurance segment would have declined approximately 0.2 percent in the fourth quarter. For the year ended December 31, 2015, premiums earned increased 5.5 percent (5.9 percent in the property and casualty insurance segment and 4.0 percent in the reinsurance segment). For calendar year 2014, the total EBNR premium adjustment on pro rata accounts amounted to $7.7 million. Without this adjustment and the 2015 adjustment noted above, the reinsurance segment’s earned premiums for calendar year 2015 would have increased approximately 3.3 percent, primarily due to a significant increase in pro rata business in the Mutual Reinsurance Bureau underwriting association. The premium adjustments made in 2015 and 2014 did not have a material impact on net income because corresponding adjustments were made to incurred but not reported loss reserves, commission expense reserves and the cost of the excess of loss reinsurance protection.

Catastrophe and storm losses totaled $3.6 million ($0.11 per share after tax) in the fourth quarter of 2015, compared to $4.4 million ($0.14 per share after tax) in the fourth quarter of 2014. Fourth quarter catastrophe and storm losses accounted for 2.6 percentage points of the combined ratio, which is below the Company’s most recent 10-year average of 3.4 percentage points for this period and the 3.3 percentage points experienced in the fourth quarter of 2014. For the year ended December 31, 2015, catastrophe and storm losses totaled $44.4 million ($1.40 per share after tax), compared to $57.3 million ($1.84 per share after tax) in 2014. On a segment basis, catastrophe and storm losses amounted to $958,000 ($0.03 per share after tax) and $29.6 million ($0.93 per share after tax) in the property and casualty insurance segment, and $2.7 million ($0.08 per share after tax) and $14.8 million ($0.47 per share after tax) in the reinsurance segment, for the fourth quarter and year ended December 31, 2015, respectively.

The Company reported $15.2 million ($0.47 per share after tax) of favorable development on prior years’ reserves during the fourth quarter of 2015, compared to $9.9 million ($0.32 per share after tax) in the fourth quarter of 2014. For the year ended December 31, 2015, favorable development totaled $35.1 million ($1.11 per share after tax), compared to $20.8 million ($0.67 per share after tax) in 2014. The development amounts reported for the fourth quarter and year ended 2015 include approximately $1.9 million of favorable development and $618,000 of adverse development, respectively, that resulted solely from changes in the allocation of bulk reserves between the current and prior accident years, compared to $2.2 million of favorable development for the fourth quarter and year ended 2014. Development on prior years’ reserves resulting solely from changes in the allocation of bulk reserves between the current and prior accident years does not have an impact on earnings. This is due to the fact that such development is simply a mathematical by-product of the mechanical process used to reallocate total bulk reserves to the various accident years. Earnings are only impacted by changes in the total amount of carried reserves.

Excluding the development amounts that resulted solely from changes in the allocation of bulk reserves between accident years, the implied amounts of favorable development that had an impact on earnings would be approximately $13.3 million and $35.7 million for the fourth quarter and year ended 2015, compared to $7.7 million and $18.6 million for the same periods in 2014. Favorable development on prior years’ reserves increased in the reinsurance segment due to a reduction in reserves on property treaties and one casualty treaty.

Estimating loss and settlement expense reserves for asbestos claims is very difficult due to the many uncertainties surrounding these types of claims. While the Company does not have a significant amount of exposure to asbestos claims, management has been proactive in strengthening the reserves carried for these exposures when deemed necessary. During the fourth quarter of 2015, the Company strengthened asbestos reserves by approximately $2.3 million ($0.07 per share after taxes). For the year, asbestos reserves were strengthened by approximately $4.1 million ($0.13 per share after taxes).

Development amounts can vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates that carried reserves remain in the top quartile of the range of reasonable reserves.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies pool, excluding catastrophe and storm losses) increased slightly to $12.8 million ($0.40 per share after tax) in the fourth quarter of 2015 from $11.9 million ($0.38 per share after tax) in the fourth quarter of 2014. For the year ended December 31, 2015, large losses decreased to $34.2 million ($1.08 per share after tax) from $35.7 million ($1.15 per share after tax) in 2014.

Net investment income declined 3.3 percent and 1.9 percent to $11.6 million and $45.6 million for the fourth quarter and year ended December 31, 2015, from $12.0 million and $46.5 million for the same periods in 2014. Net investment income for the year ended 2014 included approximately $442,000 that resulted from the early payoff of a commercial mortgage-backed security during the first quarter of 2014 that was purchased at a significant discount to par value, which accelerated the accretion of the discount to par value and therefore increased investment income. Excluding this amount, net investment income would have declined 1.0 percent for the year ended 2015 compared to the same period in 2014.

Net realized investment losses totaled $5.4 million ($0.17 per share after tax) for the fourth quarter of 2015 compared to net realized investment gains of $1.1 million ($0.04 per share after tax) for the fourth quarter of 2014. For the year ended December 31, 2015, net realized investment gains totaled $6.2 million ($0.19 per share after tax), compared to $4.3 million ($0.14 per share after tax) for 2014. Included in net realized investment gains/losses reported for the fourth quarter and year ended December 31, 2015 are $5.3 million and $1.5 million, respectively, of realized investment losses attributed to a decline in the carrying value of a limited partnership that helps protect the Company from a sudden and significant decline in the value of its equity portfolio (the equity tail-risk hedging strategy). Included in the net realized investment gains reported for the fourth quarter and year ended December 31, 2014 are $741,000 and $2.8 million, respectively, of net realized investment losses attributed to a decline in carrying value of this limited partnership.

At December 31, 2015, consolidated assets totaled $1.5 billion, including $1.4 billion in the investment portfolio, and stockholders’ equity totaled $524.9 million, an increase of 4.4 percent from December 31, 2014. Book value of the Company’s stock increased 2.2 percent to $25.26 per share from $24.72 per share at December 31, 2014. Book value excluding accumulated other comprehensive income increased 8.5 percent to $22.45 per share from $20.70 per share at December 31, 2014.

The Company will hold an earnings teleconference call at noon Eastern time on February 12, 2016 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the fourth quarter and year ended December 31, 2015, as well as its expectations for 2016. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054).

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay until May 12, 2016. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

Management Presentation:
Additionally, on Tuesday, March 22, 2016, Bruce G. Kelley and Mark E. Reese, Senior Vice President and Chief Financial Officer, will present at the 20th Annual New York Society of Security Analysts (NYSSA) Insurance Conference in New York. The presentation will occur at 12:35 p.m. Eastern time at the offices of the NYSSA, 1540 Broadway, New York, NY. Interested persons may access the presentation slides on the Company’s investor relations website at http://www.emcins.com/ir/Presentations.aspx on the day of the presentation. A live webcast of the event will not be available to the general public.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•catastrophic events and the occurrence of significant severe weather conditions;
•the adequacy of loss and settlement expense reserves;
•state and federal legislation and regulations;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•rating agency actions;
•“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

¹The Company prepares its public financial statements in conformity with accounting principles generally accepted in the Unites States of America (GAAP). Operating income is a non-GAAP financial measure, calculated by excluding net realized investment gains/losses from net income. The Company’s calculation of operating income may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies. Management’s projected operating income guidance is also considered a non-GAAP financial measure.

Management believes operating income is useful to investors because it illustrates the performance of the Company’s normal, ongoing operations, which is important in understanding and evaluating the Company’s financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income to the GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

The reconciliation of operating income to net income is as follows:

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
($ in thousands)
Operating income	$13,407	$15,417	$46,163	$27,165
Net realized investment gains (losses) (after tax)	(3,512)	737	3,999	2,827
Net income	$9,895	$16,154	$50,162	$29,992

CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended December 31, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$113,985	$27,157	$—	$141,142
Investment income, net	8,367	3,269	—	11,636
Other income	189	(86)	—	103
	122,541	30,340	—	152,881
Losses and expenses:
Losses and settlement expenses	76,415	13,718	—	90,133
Dividends to policyholders	1,213	—	—	1,213
Amortization of deferred policy acquisition costs	19,698	3,663	—	23,361
Other underwriting expenses	16,170	1,897	—	18,067
Interest expense	84	—	—	84
Other expenses	180	—	518	698
	113,760	19,278	518	133,556
Operating income (loss) before income taxes	8,781	11,062	(518)	19,325
Realized investment losses	(3,703)	(1,699)	—	(5,402)
Income (loss) before income taxes	5,078	9,363	(518)	13,923
Income tax expense (benefit):
Current	317	2,880	(180)	3,017
Deferred	862	149	—	1,011
	1,179	3,029	(180)	4,028
Net income (loss)	$3,899	$6,334	$(338)	$9,895
Average shares outstanding				20,755,198
Per Share Data:
Net income (loss) per share - basic and diluted	$0.19	$0.31	$(0.02)	$0.48
Catastrophe and storm losses (after tax)	$0.03	$0.08	$—	$0.11
Large losses* (after tax)	$0.40	$—	$—	$0.40
Reported (adverse) favorable development experienced on prior years' reserves (after tax)	$(0.01)	$0.48	$—	$0.47
Implied (adverse) favorable development that had an impact on earnings (after tax)	$(0.02)	$0.44	$—	$0.42
Dividends per share				$0.190
Other Information of Interest:
Net written premiums	$90,105	$27,590	$—	$117,695
Catastrophe and storm losses	$958	$2,661	$—	$3,619
Large losses*	$12,786	$—	$—	$12,786
Reported adverse (favorable) development experienced on prior years' reserves	$338	$(15,495)	$—	$(15,157)
Favorable development that had no impact on earnings	423	1,454	—	1,877
Implied adverse (favorable) development that had an impact on earnings	$761	$(14,041)	$—	$(13,280)
GAAP Ratios:
Loss and settlement expense ratio	67.0%	50.5%	—	63.9%
Acquisition expense ratio	32.6%	20.5%	—	30.2%
Combined ratio	99.6%	71.0%	—	94.1%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share and per share amounts)
Quarter ended December 31, 2014	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$109,665	$25,709	$—	$135,374
Investment income, net	8,691	3,344	(4)	12,031
Other income	111	1,194	—	1,305
	118,467	30,247	(4)	148,710
Losses and expenses:
Losses and settlement expenses	70,964	13,043	—	84,007
Dividends to policyholders	2,987	—	—	2,987
Amortization of deferred policy acquisition costs	18,873	5,479	—	24,352
Other underwriting expenses	13,282	603	—	13,885
Interest expense	84	—	—	84
Other expenses	253	—	411	664
	106,443	19,125	411	125,979
Operating income (loss) before income taxes	12,024	11,122	(415)	22,731
Realized investment gains	645	489	—	1,134
Income (loss) before income taxes	12,669	11,611	(415)	23,865
Income tax expense (benefit):
Current	2,142	2,434	(144)	4,432
Deferred	1,830	1,449	—	3,279
	3,972	3,883	(144)	7,711
Net income (loss)	$8,697	$7,728	$(271)	$16,154
Average shares outstanding				20,326,647
Per Share Data:
Net income (loss) per share - basic and diluted	$0.43	$0.38	$(0.01)	$0.80
Catastrophe and storm losses (after tax)	$0.05	$0.09	$—	$0.14
Large losses* (after tax)	$0.38	$—	$—	$0.38
Reported favorable development experienced on prior years' reserves (after tax)	$0.07	$0.25	$—	$0.32
Implied favorable development that had an impact on earnings (after tax)	$—	$0.25	$—	$0.25
Dividends per share				$0.167
Other Information of Interest:
Net written premiums	$87,725	$27,627	$—	$115,352
Catastrophe and storm losses	$1,725	$2,690	$—	$4,415
Large losses*	$11,891	$—	$—	$11,891
Reported favorable development experienced on prior years' reserves	$(2,004)	$(7,866)	$—	$(9,870)
Favorable development that had no impact on earnings	2,151	—	—	2,151
Implied adverse (favorable) development that had an impact on earnings	$147	$(7,866)	$—	$(7,719)
GAAP Ratios:
Loss and settlement expense ratio	64.7%	50.7%	—	62.1%
Acquisition expense ratio	32.1%	23.7%	—	30.4%
Combined ratio	96.8%	74.4%	—	92.5%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED
($ in thousands, except share and per share amounts)
Year ended December 31, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$447,197	$123,069	$—	$570,266
Investment income, net	32,668	12,923	(9)	45,582
Other income	771	954	—	1,725
	480,636	136,946	(9)	617,573
Losses and expenses:
Losses and settlement expenses	291,883	78,853	—	370,736
Dividends to policyholders	7,705	—	—	7,705
Amortization of deferred policy acquisition costs	75,701	26,483	—	102,184
Other underwriting expenses	63,954	4,464	—	68,418
Interest expense	337	—	—	337
Other expenses	748	—	1,942	2,690
	440,328	109,800	1,942	552,070
Operating income (loss) before income taxes	40,308	27,146	(1,951)	65,503
Realized investment gains	4,163	1,990	—	6,153
Income (loss) before income taxes	44,471	29,136	(1,951)	71,656
Income tax expense (benefit):
Current	10,830	8,463	(682)	18,611
Deferred	2,174	709	—	2,883
	13,004	9,172	(682)	21,494
Net income (loss)	$31,467	$19,964	$(1,269)	$50,162
Average shares outstanding				20,621,919
Per Share Data:
Net income (loss) per share - basic and diluted	$1.52	$0.97	$(0.06)	$2.43
Catastrophe and storm losses (after tax)	$0.93	$0.47	$—	$1.40
Large losses* (after tax)	$1.08	$—	$—	$1.08
Reported favorable development experienced on prior years' reserves (after tax)	$0.44	$0.67	$—	$1.11
Implied favorable development that had an impact on earnings (after tax)	$0.42	$0.70	$—	$1.12
Dividends per share				$0.693
Book value per share				$25.26
Effective tax rate				30.0%
Net income as a percent of beg. SH equity				10.0%
Other Information of Interest:
Net written premiums	$454,434	$124,504	$—	$578,938
Catastrophe and storm losses	$29,609	$14,765	$—	$44,374
Large losses*	$34,239	$—	$—	$34,239
Reported favorable development experienced on prior years' reserves	$(13,839)	$(21,275)	$—	$(35,114)
Favorable (adverse) development that had no impact on earnings	423	(1,041)	—	(618)
Implied favorable development that had an impact on earnings	$(13,416)	$(22,316)	$—	$(35,732)
GAAP Ratios:
Loss and settlement expense ratio	65.3%	64.1%	—	65.0%

Acquisition expense ratio	32.9%	25.1%	—	31.3%
Combined ratio	98.2%	89.2%	—	96.3%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share and per share amounts)
Year ended December 31, 2014	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$422,381	$118,341	$—	$540,722
Investment income, net	33,509	12,968	(12)	46,465
Other income	695	2,236	—	2,931
	456,585	133,545	(12)	590,118
Losses and expenses:
Losses and settlement expenses	298,033	87,441	—	385,474
Dividends to policyholders	9,504	—	—	9,504
Amortization of deferred policy acquisition costs	72,768	26,274	—	99,042
Other underwriting expenses	54,385	2,441	—	56,826
Interest expense	337	—	—	337
Other expenses	793	—	1,584	2,377
	435,820	116,156	1,584	553,560
Operating income (loss) before income taxes	20,765	17,389	(1,596)	36,558
Realized investment gains	2,938	1,411	—	4,349
Income (loss) before income taxes	23,703	18,800	(1,596)	40,907
Income tax expense (benefit):
Current	3,688	4,150	(558)	7,280
Deferred	2,145	1,490	—	3,635
	5,833	5,640	(558)	10,915
Net income (loss)	$17,870	$13,160	$(1,038)	$29,992
Average shares outstanding				20,205,935
Per Share Data:
Net income (loss) per share - basic and diluted	$0.88	$0.65	$(0.05)	$1.48
Catastrophe and storm losses (after tax)	$1.29	$0.55	$—	$1.84
Large losses* (after tax)	$1.15	$—	$—	$1.15
Reported favorable development experienced on prior years' reserves (after tax)	$0.26	$0.41	$—	$0.67
Implied favorable development that had an impact on earnings (after tax)	$0.19	$0.41	$—	$0.60
Dividends per share				$0.627
Book value per share				$24.72
Effective tax rate				26.7%
Net income as a percent of beg. SH equity				6.6%
Other Information of Interest:
Net written premiums	$433,707	$118,903	$—	$552,610
Catastrophe and storm losses	$40,226	$17,025	$—	$57,251
Large losses*	$35,673	$—	$—	$35,673
Reported favorable development experienced on prior years' reserves	$(8,110)	$(12,682)	$—	$(20,792)
Favorable development that had no impact on earnings	2,151	—	—	2,151
Implied favorable development that had an impact on earnings	$(5,959)	$(12,682)	$—	$(18,641)
GAAP Ratios:
Loss and settlement expense ratio	70.6%	73.9%	—	71.3%
Acquisition expense ratio	32.3%	24.3%	—	30.6%

Combined ratio	102.9%	98.2%	—	101.9%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED BALANCE SHEETS
	December 31, 2015	December 31, 2014
($ in thousands, except share and per share amounts)	(Unaudited)
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $1,130,217 and $1,080,006)	$1,161,025	$1,127,499
Equity securities available-for-sale, at fair value (cost $144,176 and $123,972)	206,243	197,036
Other long-term investments	9,930	6,227
Short-term investments	38,599	53,262
Total investments	1,415,797	1,384,024

Cash	224	383
Reinsurance receivables due from affiliate	24,236	28,603
Prepaid reinsurance premiums due from affiliate	6,563	8,865
Deferred policy acquisition costs (affiliated $40,535 and $38,930)	40,720	39,343
Prepaid pension and postretirement benefits due from affiliate	12,133	17,360
Accrued investment income	10,789	10,295
Amounts receivable under reverse repurchase agreements	16,850	—
Accounts receivable	804	1,767
Income taxes recoverable	1,735	—
Goodwill	942	942
Other assets (affiliated $4,595 and $4,900)	5,162	6,238
Total assets	$1,535,955	$1,497,820

LIABILITIES
Losses and settlement expenses (affiliated $671,169 and $650,652)	$678,774	$661,309
Unearned premiums (affiliated $238,637 and $230,460)	239,435	232,093
Other policyholders' funds (all affiliated)	8,721	10,153
Surplus notes payable to affiliate	25,000	25,000
Amounts due affiliate to settle inter-company transaction balances	6,408	8,559
Pension benefits payable to affiliate	4,299	4,162
Income taxes payable	—	3
Deferred income taxes	19,029	28,654
Other liabilities (affiliated $28,598 and $23,941)	29,351	25,001
Total liabilities	1,011,017	994,934

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 30,000,000 shares; issued and outstanding, 20,780,439 shares in 2015 and 20,344,409 shares in 2014	20,781	20,344
Additional paid-in capital	108,747	99,891
Accumulated other comprehensive income	58,433	81,662
Retained earnings	336,977	300,989
Total stockholders' equity	524,938	502,886
Total liabilities and stockholders' equity	$1,535,955	$1,497,820

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Three months ended December 31,
	2015			2014
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$27,206	$24,291	89.3%	$25,251	$22,974	91.0%
Property	26,785	12,154	45.4%	25,399	9,553	37.6%
Workers' compensation	23,678	18,212	76.9%	23,184	14,406	62.1%
Liability	23,713	13,731	57.9%	22,508	14,912	66.3%
Other	2,035	60	3.0%	1,944	1,008	51.8%
Total commercial lines	103,417	68,448	66.2%	98,286	62,853	63.9%

Personal lines:
Automobile	5,542	5,546	100.1%	6,095	6,284	103.1%
Homeowners	5,026	2,421	48.2%	5,284	1,827	34.6%
Total personal lines	10,568	7,967	75.4%	11,379	8,111	71.3%
Total property and casualty insurance	$113,985	$76,415	67.0%	$109,665	$70,964	64.7%

Reinsurance
Pro rata reinsurance:
Multiline (primarily property)	$2,505	$2,096	83.7%	$3,521	$3,436	97.6%
Property	3,447	336	9.8%	(1,447)	533	(36.9)%
Liability	6,674	4,154	62.2%	1,258	732	58.2%
Marine	(5,359)	(621)	11.6%	3,209	6,355	198.0%
Total pro rata reinsurance	7,267	5,965	82.1%	6,541	11,056	169.0%

Excess of loss reinsurance:
Property	16,991	9,084	53.5%	16,449	2,082	12.7%
Liability	2,899	(1,331)	(45.9)%	2,719	(95)	(3.5)%
Total excess of loss reinsurance	19,890	7,753	39.0%	19,168	1,987	10.4%
Total reinsurance	$27,157	$13,718	50.5%	$25,709	$13,043	50.7%

Consolidated	$141,142	$90,133	63.9%	$135,374	$84,007	62.1%

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Year ended December 31,
	2015			2014
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$105,904	$86,134	81.3%	$96,908	$79,838	82.4%
Property	104,303	65,806	63.1%	97,155	67,444	69.4%
Workers' compensation	92,828	57,803	62.3%	88,356	52,537	59.5%
Liability	92,665	48,399	52.2%	86,108	57,869	67.2%
Other	8,079	854	10.6%	7,416	1,713	23.1%
Total commercial lines	403,779	258,996	64.1%	375,943	259,401	69.0%

Personal lines:
Automobile	22,855	17,559	76.8%	25,094	20,757	82.7%
Homeowners	20,563	15,328	74.5%	21,344	17,875	83.7%
Total personal lines	43,418	32,887	75.7%	46,438	38,632	83.2%
Total property and casualty insurance	$447,197	$291,883	65.3%	$422,381	$298,033	70.6%

Reinsurance
Pro rata reinsurance:
Multiline (primarily property)	$7,089	$3,276	46.2%	$8,552	$7,006	81.9%
Property	15,324	13,487	88.0%	8,482	10,645	125.5%
Liability	20,629	12,855	62.3%	9,919	5,715	57.6%
Marine	4,379	(185)	(4.2)%	14,930	13,055	87.4%
Total pro rata reinsurance	47,421	29,433	62.1%	41,883	36,421	87.0%

Excess of loss reinsurance:
Property	63,416	41,125	64.8%	64,956	49,322	75.9%
Liability	12,232	8,295	67.8%	11,502	1,698	14.8%
Total excess of loss reinsurance	75,648	49,420	65.3%	76,458	51,020	66.7%
Total reinsurance	$123,069	$78,853	64.1%	$118,341	$87,441	73.9%

Consolidated	$570,266	$370,736	65.0%	$540,722	$385,474	71.3%

NET WRITTEN PREMIUMS
	Three months ended December 31, 2015		Three months ended December 31, 2014
($ in thousands)	Written premiums	Percent of net written premiums	Written premiums	Percent of net written premiums	Change in net written premiums
Property and casualty insurance
Commercial lines:
Automobile	$21,735	18.5%	$21,423	18.6%	1.5%
Property	20,818	17.7%	19,924	17.3%	4.5%
Workers' compensation	17,717	15.0%	16,316	14.1%	8.6%
Liability	19,095	16.2%	18,274	15.8%	4.5%
Other	1,619	1.4%	1,684	1.5%	(3.9)%
Total commercial lines	80,984	68.8%	77,621	67.3%	4.3%

Personal lines:
Automobile	4,825	4.1%	5,366	4.6%	(10.1)%
Homeowners	4,296	3.7%	4,738	4.1%	(9.3)%
Total personal lines	9,121	7.8%	10,104	8.7%	(9.7)%
Total property and casualty insurance	$90,105	76.6%	$87,725	76.0%	2.7%

Reinsurance
Pro rata reinsurance:
Multiline (primarily property)	$2,416	2.1%	$4,253	3.7%	(43.2)%
Property	4,062	3.4%	(833)	(0.7)%	(587.8)%
Liability	7,229	6.1%	2,257	1.9%	220.3%
Marine	(5,287)	(4.5)%	3,760	3.3%	(240.6)%
Total pro rata reinsurance	8,420	7.1%	9,437	8.2%	(10.8)%

Excess of loss reinsurance:
Property	16,186	13.8%	15,426	13.4%	4.9%
Liability	2,984	2.5%	2,764	2.4%	7.9%
Total excess of loss reinsurance	19,170	16.3%	18,190	15.8%	5.4%
Total reinsurance	$27,590	23.4%	$27,627	24.0%	(0.1)%

Consolidated	$117,695	100.0%	$115,352	100.0%	2.0%

NET WRITTEN PREMIUMS
	Year ended December 31, 2015		Year ended December 31, 2014
($ in thousands)	Written premiums	Percent of net written premiums	Written premiums	Percent of net written premiums	Change in net written premiums
Property and casualty insurance
Commercial lines:
Automobile	$108,682	18.7%	$101,758	18.4%	6.8%
Property	106,671	18.4%	100,916	18.3%	5.7%
Workers' compensation	94,629	16.4%	90,019	16.3%	5.1%
Liability	94,860	16.4%	88,640	16.0%	7.0%
Other	8,032	1.4%	7,591	1.4%	5.8%
Total commercial lines	412,874	71.3%	388,924	70.4%	6.2%

Personal lines:
Automobile	21,769	3.8%	23,949	4.3%	(9.1)%
Homeowners	19,791	3.4%	20,834	3.8%	(5.0)%
Total personal lines	41,560	7.2%	44,783	8.1%	(7.2)%
Total property and casualty insurance	$454,434	78.5%	$433,707	78.5%	4.8%

Reinsurance
Pro rata reinsurance:
Multiline (primarily property)	$5,610	1.0%	$9,463	1.7%	(40.7)%
Property	15,423	2.6%	7,531	1.4%	104.8%
Liability	26,500	4.6%	12,055	2.2%	119.8%
Marine	1,119	0.2%	13,528	2.4%	(91.7)%
Total pro rata reinsurance	48,652	8.4%	42,577	7.7%	14.3%

Excess of loss reinsurance:
Property	63,542	11.0%	64,768	11.7%	(1.9)%
Liability	12,310	2.1%	11,558	2.1%	6.5%
Total excess of loss reinsurance	75,852	13.1%	76,326	13.8%	(0.6)%
Total reinsurance	$124,504	21.5%	$118,903	21.5%	4.7%

Consolidated	$578,938	100.0%	$552,610	100.0%	4.8%